Sub-Item 77I

The MFS New York Municipal Bond Fund, a series of MFS Municipal Series Trust, established a new class of shares as described in the supplement contained in Post-Effective Amendment No. 35 to the Trust's Registration Statement (File Nos. 2-92915 and 811-4096), as filed with the Securities and Exchange Commission via EDGAR on October 12, 2000. Such description is incorporated herein by reference.